Exhibit 99.1

View, Inc. Provides Update on Audit Committee Independent Investigation and 2021 Revenue Guidance

MILPITAS, Calif., November 9, 2021 (GLOBE NEWSWIRE) — View, Inc. (NASDAQ: VIEW, “View”), the leader in smart building technologies, today provided an update on its previously disclosed Audit Committee independent investigation, an update on 2021 revenue guidance and the Company’s continuing business momentum.

Audit Committee Substantially Completes its Independent Investigation

The Audit Committee of View’s Board of Directors has now substantially completed its independent investigation and has concluded that the Company’s previously reported liabilities associated with all warranty-related obligations and the cost of revenue associated with the recognition of those liabilities were materially misstated. As a result, the Company will be restating its previously issued 2019 and 2020 annual and certain unaudited interim financial statements and its Q1 2021 and 2020 unaudited interim financial statements.

As of March 31, 2021, the Company had previously reported a warranty-related accrual of $22 million to cover its expected obligations over the course of the ten-year product warranty period. Following the Audit Committee independent investigation, the Company now expects to restate its warranty-related accrual as of March 31, 2021, to an amount in the range of $40 to $58 million over the course of the same ten-year product warranty period.

Similarly, the Company expects to restate its warranty-related accrual to an amount in the range of $46 to $70 million as of December 31, 2019, compared to the previously recorded amount of $26 million and $38 to $55 million as of December 31, 2020, compared to the previously recorded amount of $23 million. These ranges reflect the company’s estimates of its obligations over the course of the ten-year warranty periods, and are based on management judgments, statistical model, and contemporaneous information. For further details regarding the findings from the independent investigation, the misstatement of the warranty liability estimates and changes in Directors and Officers, please see the company’s current report on Form 8-K, filed on November 9, 2021.

The Company plans to file its Quarterly Reports for the second and third quarters of fiscal year 2021 and to issue its restated financial statements with the SEC as soon as practicable.

Following the Audit Committee’s independent investigation, Harold Hughes, a View board member since June 2013 and former CFO of Intel, was appointed as Executive Chair of View on November 8, 2021. Harold will work closely with the management team to recruit a new CFO and to build the financial systems and controls needed to scale View into a world-class company.

Amy Reeves, View’s Chief Accounting Officer, will serve as our interim CFO and will work closely with Harold. Amy joined View in June 2021. Prior to joining View, Amy spent over 19 years at Wright Medical Group N.V. in various financial and accounting roles of increasing responsibility, most recently as Global Controller from 2019 until June 2021. Prior to joining Wright Medical, Amy was an accountant in the auditing division of Arthur Andersen, LLP. Amy holds a bachelor’s degree in accounting and a master’s degree in accounting from the University of Mississippi and is a Certified Public Accountant.

“Today, we announced the substantial completion of the Audit Committee independent investigation relating to the previously disclosed warranty-related accrual. We are hard at work to file updated financial statements as soon as practicable. Further, we are taking the appropriate steps to strengthen our finance and accounting organizations to institute additional checks and balances. I am pleased Harold is joining us in this effort alongside our Interim CFO, Amy Reeves. Strong governance is core to our journey as a public company and we are committed to learning from this and will emerge stronger as a company,” said Dr. Rao Mulpuri, CEO of View.

Update on the Business and 2021 Guidance

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Management is providing updated revenue guidance in the range of $65 to $70 million, representing greater than 100% year-over-year growth. This revenue includes new product offerings such as View Immersive Experience, View Net, View Sense, View Smart Window assembly and installation services, and IoTium Security Suite.

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View completed the acquisition of IoTium, the leading provider of secure, cloud-managed, software defined IoT networks, which strengthens View’s intelligent building platform to accelerate the digital transformation of buildings.

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The company’s cash position was $373 million as of September 30, 2021. View continued to invest in capital equipment in Q3 and to fully ramp manufacturing capacity ahead of growing customer demand and higher production volumes.

Recent Business Highlights and Key Customer Announcements

“The real estate industry is going through massive advances in sustainability, user experience, human health, and digital transformation. We have several exciting products that provide significant benefits to society and our customers continue to return for repeat business. View has won and delivered many notable projects in the quarter across key verticals including office, multifamily residential, hotels, education, and life sciences. We are projecting over 100% revenue growth this year, and expect to have continued, sustained strong growth well into the future,” said Dr. Rao Mulpuri, CEO of View.

A complete highlights of customer announcements in Q3 to current:

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On November 2, 2021, View announced (link) that its smart windows were selected to be installed at the brand-new Martire Family Sports Arena at Sacred Heart University in Fairfield, Connecticut. This is the first skating arena in the world with smart windows, as View continues its expansion and transformation of the education and campus vertical.

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On October 28, 2021, View announced (link) that its smart windows and displays were selected and to be installed at Parque Kirkland, a new mixed-use multifamily residential in the Seattle Area for repeat customer Henbart LLC. View Smart Windows will help contribute to Parque Kirkland’s LEED Gold certification following the installation of View Smart Windows at Henbart’s Lake Union office building, which achieved LEED Gold certification upon its renovation.

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On October 12, 2021, View announced (link) that its smart windows have been selected for Fremont Bank’s new state-of-the-art headquarters in Fremont, CA, part of the Bay Area’s Tri-City market. Aesthetically, the floor-to-ceiling View Smart Windows in Fremont Bank’s six-story Class A office building will be a prominent feature of the downtown Fremont revitalization and will enhance the work environment.

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On October 7, 2021, View announced (link) that its smart windows have been selected for a new large-scale residential development in St. Catharines, Ontario. Built by Nickel Developments, Ltd, Carlisle Square will be a 200,000 square foot, 18-storey tower with 228 residential units and mixed-use retail space. View Smart Windows will enclose Carlisle Square and will help elevate downtown St. Catharines as a leader in wellness and sustainability.

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On October 5, 2021, View announced (link) continued aviation sector expansion as its smart windows have been commissioned at Memphis International Airport as part of a $245M modernization program. Multiple studies have shown that natural light improves passenger experience and contributes to higher revenue for airport retailers.

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On September 30, 2021, View announced (link) that its smart windows have been commissioned at the Ah Haa School for the Arts, a newly constructed community art and event center in Telluride, Colorado. The town of Telluride is “dark sky” compliant, mandating that no light spill can enter the area at night from local buildings. View Smart Windows intelligently adjust their tint at night to prevent light spill into the community and enable the school to meet the town’s requirements.

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On September 22, 2021, View announced (link) that its smart windows have been commissioned at NTT’s new innovation headquarters in Sunnyvale, CA. The property, developed and owned by leading developer Hines, will be leveraged to expand NTT’s presence in Silicon Valley. View Smart Windows is a key amenity that will help NTT attract and retain top-tier talent and provide a healthy, comfortable workspace for employees.

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On September 16, 2021, View announced (link) that its smart windows have been selected for Callan Ridge campus, a new life science project under development by Healthpeak Properties, a market leader in life sciences in the Torrey Pines submarket of San Diego. In the heart of the Torrey Pines Science Park, Callan Ridge will be a Class-A, two-building campus totaling 185,000 square feet and is 100% pre-leased to Turning Point Therapeutics. Callan Ridge represents Healthpeak’s second life science development to feature View Smart Windows, following the campus-wide installation at The Boardwalk, a class-A lab and creative office project that delivered this summer.

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On September 9, 2021, View announced (link) that its smart windows have been commissioned at the new corporate headquarters in Vancouver for Fast + Epp, a world leader in mass-timber structural engineering and design. Fast + Epp included View Smart Windows to improve the building’s energy-efficiency, maximize usable floor space, and enhance the productivity and wellbeing of Fast + Epp employees. Fast + Epp is the structural engineering firm for Walmart’s Home Campus in Bentonville, AR, which has begun shipping View Smart Windows.

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On September 7, 2021, View announced (link) that its smart windows have been commissioned at the newly opened five-star, 14-storey Versante Hotel in Richmond, BC by owner developer Sunwins Enterprise Ltd. Each of Versante’s 100 luxury rooms and suites include floor-to-ceiling View Smart Windows redefining the hospitality industry standard.

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On September 2, 2021, View announced (link) that its smart windows were selected and have been installed at 410 Motor Parkway in Long Island, a new 35,000-square-foot mixed-used office building. Part of the new Long Island Innovation Park at Hauppauge, the building is Long Island’s first office to feature View Smart Windows.

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On August 10, 2021, View announced (link) that its smart windows are being installed at 80 Bond Street in Oshawa, Ontario, a new 304,394-square-foot luxury multi-family project being spearheaded by Atria Development Corp. The property, located in the heart of the Greater Toronto Area, will be the first large-scale installation of View Smart Windows in a multi-family building in Canada, a milestone that aligns with the country’s aggressive sustainability goals.

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On August 4, 2021, View announced (link) that its smart windows will be installed at The Current, River North, a 235,000-square-foot, Class-A office building designed to promote tenant health, wellbeing and productivity. The development, a joint venture between Schnitzer West, LLC and Craft Companies, represents the second View project for Schnitzer West.

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On July 12, 2021, View announced (link) that its smart windows are being installed at the new overbuild at 100 Pearl Street, a Class-A office tower in the Financial District, Lower Manhattan. The design of the double-height, 24-foot all-glass penthouses are made possible by View Smart Windows, which use artificial intelligence to tint automatically, optimizing natural light and views of the outdoors while minimizing heat and glare.

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On July, 8 2021, View announced (link) it has acquired IoTium, the leading provider of secure, cloud-managed, software defined IoT networks. The acquisition elevates View’s intelligent building platform to accelerate the digital transformation of buildings. By incorporating IoTium technology into the ViewNet product, View strengthens our systems enterprise grade security offering, while improving cloud-to-edge, multi-tenant functionality.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the outcome of the Audit Committee investigation, and the completion of matters necessary to permit the filing of quarterly reports on Form 10-Q for the second and third quarters of fiscal year 2021, and to issue restated financial statements. Forward-looking statements also include statements concerning revenue growth or expectations, the market adoption of View products, or View’s financial expectations, as well as words or phrases like “as soon as possible,” “as soon as practicable,” “expects,” “anticipates,” “predicts,” “timely,” or similar words that may be forward looking, or other passages that are relevant to expected future events, performances, and actions or that can only be fully evaluated by events that will occur in the future. These forward-looking statements are based on current expectations, estimates, assumptions, projections, and management’s beliefs, that are subject to change. There can be no assurance that these forward-looking statements will be achieved; these statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. View’s business is subject to a number of risks which are described more fully in View’s definitive proxy statement filed with the SEC on February 23, 2021, which is incorporated by reference into its Current Report on Form 8-K filed on March 12, 2021.View undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About View

View is the leader in smart building technologies that transform buildings to improve human health and experience, reduce energy consumption and carbon emissions, and generate additional revenue for building owners. View Smart Windows use artificial intelligence to automatically adjust in response to the sun, eliminating the need for blinds and increasing access to natural light. Every View installation includes a cloud-connected smart building platform that can easily be extended to improve indoor cellular coverage, enhance building security, and reimagine the occupant experience. View is installed and designed into more than 92 million square feet of buildings including offices, hospitals, airports, educational facilities, hotels, and multi-family residences. For more information, please visit: www.view.com.

Contacts:

For Investors:

Samuel Meehan

View, Inc.

IR@View.com

408-493-1358